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                                                                    EXHIBIT 23.2

[NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

         We consent to the references to our firm and to our estimates of reserves for the years ended December 31, 2001, 2000, and 1999 included in the Remington Oil and Gas Corporation Annual Report on form 10-K for the year ended December 31, 2001 as well as the reference to Netherland, Sewell & Associates, Inc., under the caption "Reserve Engineers" in the Prospectus Supplement to the Prospectus dated April 9, 2001 issued by Remington Oil and Gas Corporation.


                                       NETHERLAND, SEWELL & ASSOCIATES, INC.


                                       By: /s/ C.H. (SCOTT) REES III
                                           ----------------------------------
                                           C.H. (Scott) Rees III
                                           President and Chief Operating Officer

Dallas, Texas
March 20, 2002